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                                                                  Exhibit (d)(2)

                                                       CONFIDENTIALITY AGREEMENT

February 17, 2000

SENT VIA FACSIMILE
------------------

Royal Ahold N.V.
c/o Michael Meurs
Executive Vice President and
 Chief Financial Officer
Albert Heijnweg 1
1507 EH Zaandam
The Netherlands

Dear Mr. Meurs:

          In connection with a possible transaction involving Royal Ahold N.V. ("Ahold") and U.S. Foodservice (the "Company"), the Company is prepared to make available to you certain information concerning the business, financial condition, operations, assets and liabilities of the Company. As a condition to such information being furnished to you and certain of your affiliates, partners, directors, officers, employees, agents or advisors (including, without limitation, your attorneys, accountants, consultants, bankers and financial advisors) (collectively, the "Interested Parties"), you agree to treat any information concerning the Company (whether prepared by the Company, its advisors or otherwise and irrespective of the form of communication) which is furnished to you or to the Interested Parties now or in the future by or on behalf of the Company (herein collectively referred to as the "Evaluation Material") in accordance with the provisions of this letter agreement, and to take or abstain from taking certain other actions as hereinafter set forth.

          The term "Evaluation Material" also shall be deemed to include all notes, analyses, compilations, studies, interpretations or other documents prepared by you or in the Interested Parties which contain, reflect or are based upon, in whole or in part, the information furnished to you or in the Interested Parties pursuant hereto. The term "Evaluation Material" does not include information which (i) is or becomes generally available to the public other than as a result of a disclosure by you or the Interested Parties; (ii) was within your possession prior to its being furnished to you by or on behalf of the Company, provided that the source of such information was not known by you to be bound by a confidentiality agreement with or other contractual, legal or fiduciary obligation of confidentiality to the Company or any other party with respect to such information; or (iii) becomes available to you on a non-confidential basis from a source other than the Company or any of its representatives, provided that such source is not bound by a confidentiality agreement with or other contractual, legal or fiduciary obligation of confidentiality to the Company or any other party with respect to such information.

          You hereby agree that you and the Interested Parties shall use the Evaluation Material solely for the purpose of evaluating a possible transaction between the Company and you, that the Evaluation Material will be kept confidential and that you and the Interested Parties will not disclose any of the Evaluation Material in any manner whatsoever, provided, however, that (i) you may make any disclosure of such information to which the Company gives its prior
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Royal Ahold N.V.
February 17, 2000
Page 2

written consent; and (ii) any of such information may be disclosed to the Interested Parties who need to know such information for the sole purpose of evaluating a possible transaction with the Company, who agree to keep such information confidential. In any event, you shall be responsible for any breach of this letter agreement by any of the Interested Parties, or anyone else the Evaluation Material is shared with by you, and you agree, at your sole expense, to take all reasonable measures (including but not limited to court proceedings) to restrain such parties from prohibited or unauthorized disclosure or use of the Evaluation Material.

          In addition, you agree that, without the prior written consent of the Company, you and the Interested Parties will not disclose to any other person the fact that the Evaluation Material has been made available to you, that discussions or negotiations are taking place concerning a possible transaction involving the Company or any of the terms, conditions or other facts with respect thereto (including the status thereof), provided that you may make such disclosure if you have received the written opinion of your outside counsel that such disclosure must be made by you in order that you not commit a violation of law. Without limiting the generality of the foregoing, you further agree that, without the prior written consent of the Company, you will not, directly or indirectly, enter into any agreement, arrangement or understanding, or any discussions which might lead to such agreement, arrangement or understanding, with any person regarding a possible transaction involving the Company. The term "person" as used in this letter agreement shall be broadly interpreted to include the media and any corporation, partnership, group, individual or other entity.

          In the event that you or any of the Interested Parties are requested or required (by oral questions, interrogatories, requests for information or documents in legal proceedings, subpoena, civil investigative demand or other similar process) to disclose any of the Evaluation Material, you shall provide the Company with prompt written notice of any such request or requirement so that the Company may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this letter agreement. If, in the absence of a protective order or other remedy or the receipt of a waiver by the Company, you or any of the Interested Parties are nonetheless, in the written opinion of your outside counsel, legally compelled to disclose Evaluation Material to any tribunal or else stand liable for contempt or suffer other censure or penalty or other damages under law, you or the Interested Parties may, without liability hereunder, disclose only that portion of the Evaluation Material which such counsel advises you is legally required to be disclosed, provided that you exercise your best efforts to preserve the confidentiality of the Evaluation Material, including, without limitation, by cooperating with the Company to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded the Evaluation Material.

          If you decide that you do not wish to proceed with a transaction with the Company, you will promptly inform the Company of that decision. In that case, or at any time upon the request of the Company for any reason, you will promptly deliver to the Company all Evaluation Material (and all copies thereof) furnished to you or the Interested Parties by or on behalf of the Company pursuant hereto. In the event of such a decision or request, all other Evaluation Material prepared by you or the Interested Parties shall be destroyed and no copy
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Royal Ahold N.V.
February 17, 2000
Page 3

thereof shall be retained. Notwithstanding the return or destruction of the Evaluation Material, you and the Interested Parties will continue to be bound by your obligations of confidentiality and other obligations hereunder.

          You understand and acknowledge that neither the Company nor any of its Representatives (including, without limitation, any of the Company's directors, officers, employees or agents) make any representation or warranty, express or implied, as to the accuracy or completeness of the Evaluation Material. You agree that neither the Company nor any of its Representatives (including, without limitation, any of the Company's directors, officers, employees, or agents) shall have any liability to you or to any of the Interested Parties relating to or resulting from the use of the Evaluation Material or any errors therein or omissions therefrom. Only those representations or warranties which are made in a final definitive agreement regarding any transactions contemplated hereby, when, as and if executed, and subject to such limitations and restrictions as may be specified therein, will have any legal effect.

          In particular, you recognize that any financial projections which may be contained in the Evaluation Material together with any and all other financial projections delivered to you (all such projections are referred to herein as the "Financial Projections"), are being furnished subject to the terms and conditions of this letter agreement. The Financial Projections reflect a number of estimates and highly subjective assumptions and judgments concerning anticipated results of operations. These assumptions and judgments may or may not prove to be correct and there can be no assurance that any projected results are attainable or will be realized. The Company expressly disclaims any representation or warranty, express or implied, as to the accuracy or completeness of the Financial Projections, and you agree that you will not rely on the Financial Projections in connection with your evaluation of any possible transaction with the Company. Only those particular representations and warranties which may be made by the Company in a definitive agreement, when and if one is executed, and subject to such limitations and restrictions as may be specified in such agreement, shall have any legal effect. It is understood and agreed that any such definitive written agreement shall contain an express disclaimer consistent with this disclaimer. You further agree that neither the Company nor any of its directors, officers, employees, agents or representatives shall have any liability to you relating to or resulting from (i) the use of the Financial Projections or any errors therein or omissions therefrom or (ii) any other oral or written communications transmitted to you or any other interested party in connection with the Financial Projections. The delivery of the Financial Projections shall not, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date thereof. In furnishing the Financial Projections, the Company undertakes no obligation to update or otherwise revise any of the information contained therein to reflect events or circumstances existing or arising after the date thereof.

          In consideration of the Evaluation Material being furnished to you, you hereby agree that, for a period of two years from the date hereof, neither you nor any of your affiliates will solicit to employ or actually employ or otherwise engage any of the current officers or management employees of the Company whom you meet during the course of evaluating this transaction without obtaining the prior written consent of the Company.
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Royal Ahold N.V.
February 17, 2000
Page 4


          In consideration of the Evaluation Material being provided to you, you also agree that for a period of one year from the date of this letter agreement, neither you nor any of the Interested Parties will, without the prior written consent of the Company or its Board of Directors,

     a) acquire, offer to acquire, or agree to acquire, directly or indirectly by purchase or otherwise, any voting securities or direct or indirect rights to acquire any voting securities of the Company or any subsidiary thereof, or of any successor to or person in control of the Company, or any assets of the Company or any subsidiary or division thereof or of any such successor or controlling person;

     b) make, or in any way participate, directly or indirectly, in any "solicitation" of "proxies" to vote (as such terms are used in the rules of the Securities and Exchange Commission), or seek to advise or influence any persons or entity with respect to the voting of any voting securities of the Company;

     c) make any public announcement with respect to, or submit a proposal for, or offer of (with or without conditions) any extraordinary transaction involving the Company or any of its securities or assets; or

     d)   form, join or in any way participate in a "group" as defined in
          Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, in connection with any of the foregoing.

          Provided that, you shall be permitted to take any of the steps set forth in clause (a) through (d) above without the prior consent of the Company or its Board of Directors in the event that a third party commences a tender or exchange offer, or otherwise proposes a merger or business combination in respect of the Company and the Company has (i) exempted such transaction for purposes of Section 203 of the Delaware General Corporation Law, or (ii) publicly announced or publicly confirmed that it is engaged in negotiations in connection with such proposed transaction.

          You will promptly advise the Company of any inquiry or proposal made to you with respect to any of the foregoing.

          You understand and agree that no contract or agreement providing for any transaction involving the Company shall be deemed to exist between you and the Company unless and until a final definitive agreement has been executed and delivered, and you hereby waive, in advance, any claims (including, without limitation, breach of contract) in connection with any transaction involving the Company unless and until you and the Company shall have entered into a final definitive agreement. You also agree that unless and until a final definitive agreement regarding a transaction between the Company and you has been executed and delivered, neither the Company nor you will be under any legal obligation of any kind whatsoever with respect to such a transaction by virtue of this letter agreement except for the matters specifically agreed to herein. You further acknowledge and agree that the Company reserves the right, in its sole
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Royal Ahold N.V.
February 17, 2000
Page 5

discretion, to terminate discussions and negotiations with you at any time. You further understand that you shall not have any claims whatsoever against the Company, its representatives or any of their respective directors, officers, stockholders, owners, affiliates or agents arising out of or relating to any transaction involving the Company (other than those as against the parties to a definitive agreement with you in accordance with the terms thereof). Neither this paragraph nor any other provision in this letter agreement can be waived or amended except by written consent of the Company, which consent shall specifically refer to this paragraph (or such provision) and explicitly make such waiver or amendment.

          It is understood and agreed that no failure or delay by the Company in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or future exercise thereof or the exercise of any other right, power or privilege hereunder.

          It is further understood and agreed that money damages would not be a sufficient remedy for any breach of this letter agreement by you or any of the Interested Parties and that the Company shall be entitled to equitable relief, including injunction and specific performance, as a remedy for any such breach. Such remedies shall not be deemed to be the exclusive remedies for a breach by you of this letter agreement but shall be in addition to all other remedies available at law or equity to the Company. In the event of litigation relating to this letter agreement, if a court of competent jurisdiction determines that you or any of the Interested parties have breached this letter agreement, then you shall be liable and pay to the Company the reasonable legal fees incurred by the Company in connection with such litigation, including any appeal therefrom.

          Please confirm your agreement with the foregoing by signing and returning one copy of this letter to the undersigned, whereupon this letter agreement shall become a binding agreement between you and the Company.

                                    Very truly yours,

                                    U.S. Foodservice


                                    /s/ David M. Abramson
                                    ---------------------------------
                                    By:  David M. Abramson
                                         Executive Vice President and
                                         General Counsel
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Royal Ahold N.V.
February 17, 2000
Page 6

Accepted and agreed as of
the date first written above:

Royal Ahold N.V.


/s/ Michael Meurs
--------------------------------
By:  Michael Meurs
     Executive Vice President
     and Chief Financial Officer